Exhibit 10.4

LOCKUP AGREEMENT

This Lockup Agreement is dated as of [●], 2023 and is between (i) Graf Acquisition Corp. IV, a Delaware corporation ( “Acquiror”), (ii) each holder of 5% or more of the the shares of Fully Diluted Company Common Stock as of the date of the Merger Agreement (as defined below) each Company Management Holder that holds Equity Securities (as defined below) of the Company set forth in Exhibit A hereto and (iii) the other Persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with Acquiror in order to become a “Stockholder Party” for purposes of this Agreement (the foregoing Persons other than Acquiror collectively, the “Stockholder Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, the Stockholder Parties will own equity interests in Acquiror pursuant to the terms of the Merger Agreement (as defined below);

WHEREAS, on the date hereof, Acquiror, NKGen Biotech, Inc., a Delaware corporation (the “Company”) and Austria Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”) have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), pursuant to which, among other transactions, Merger Sub will merge with and into the Company, with the Company continuing on as the surviving corporation and a wholly-owned subsidiary of Acquiror (the “Merger”), on the terms and conditions set forth therein; and

WHEREAS, in connection with the Merger, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on the transfer of certain equity interests in Acquiror either owned prior to the Closing Date (as defined below) or acquired pursuant to the terms of the Merger Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

1.1            Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Acquiror” has the meaning set forth in the Preamble.

“Acquiror Sale” means (a) any transaction or series of related transactions (whether by merger, consolidation, tender offer, exchange offer, stock transfer or otherwise) that (A) results in any Third-Party Purchaser acquiring beneficial ownership, directly or indirectly, of Equity Securities of Acquiror that represent more than 50% of (i) the issued and outstanding Acquiror Common Stock or the Equity Securities of the Company or (B) in which holders of Equity Securities of Acquiror own less than 50% of the surviving entities’ (or direct or indirect parent of surviving entities’) Equity Securities immediately after the transaction, or (ii) the combined voting power of the then-outstanding voting Equity Securities of Acquiror, or (b) any sale, transfer or other disposition to a Third-Party Purchaser of all or substantially all of the assets (by book value), of Acquiror and its Subsidiaries on a consolidated basis based on the most recent annual audited financial statements of Acquiror (other than licensing, partnering or similar transactions in the ordinary course of business).

“Action” has the meaning set forth in Section 3.7.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Board of Directors” means the board of directors of Acquiror after the Closing Date.

“Closing Date” means the closing date of the Merger.

“Common Stock” means Acquiror’s Common Stock, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Equity Securities” means with respect to any Person, any share of capital stock of, or other equity interest in, such Person or any security exercisable or exchangeable for, or convertible into, any share of capital stock of, or other equity interest (including any security exercisable or exchangeable for, or convertible into, any share of capital stock) in, such Person, including any warrant, option, convertible or exchangeable note or debenture, profits interest or phantom equity right, whether voting or non-voting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Immediate Family” means with respect to any Person, such Person’s spouse or partner (or former spouse or former partner), ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

“Insider Trading Policy” means the insider trading policy or equivalent policy of Acquiror, as amended from time to time.

“Lock-up” has the meaning set forth in Section 2.1(a).

“Lock-up Period” has the meaning set forth in Section 2.1(c)(ii).

“Lock-up Shares” has the meaning set forth in Section 2.1(c)(iii).

“Merger” has the meaning set forth in the Background.

“Merger Agreement” has the meaning set forth in the Background.

“Merger Sub” has the meaning set forth in the Background.

“Permitted Transferees” has the meaning set forth in Section 2.1(c)(v).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Stockholder Parties” has the meaning set forth in the Preamble.

“Trading Day” means any day on which shares of Common Stock are actually traded on the principal securities exchange or securities market on which shares of Common Stock are then traded.

“Transfer” has the meaning set forth in Section 2.1(c)(viii).

1.2            Construction. Unless the context otherwise requires: (a) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (b) “or” is disjunctive but not exclusive, (c) words in the singular include the plural, and in the plural include the singular, and (d) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
LOCKUP

2.1            Lockup.

(a)            Subject to the exclusions in Section 2.1(b), each Stockholder Party agrees not to Transfer any Lock-up Shares until the end of its applicable Lock-up Period (the “Lock-up”).

(b)            Notwithstanding anything to the contrary in Section 2.1(a), each Stockholder Party or any of its Permitted Transferees will be permitted to Transfer any Lock-up Shares during the Lock-up Period:

(i)            to any direct or indirect partners, members or equity holders of such Stockholder Party, including by way of distribution, or to any Affiliates of such Stockholder Party or any related investment funds or vehicles controlled or managed by or under common control with such Persons or their respective Affiliates, or to any other Stockholder Party to any of Acquiror’s officers or directors, any affiliate or family member of any of the Acquiror’s officers or directors, upon written notice to the Company;

(ii)            in the case of any individual, transfers to a partnership, limited liability company or other entity of which the undersigned and/or the Immediate Family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(iii)            in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, or, in the case of a trust, to the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization;

(iv)            in the case of an individual, by will or other testamentary document or device or by virtue of laws of descent and distribution upon death of such individual;

(v)            in the case of an individual, pursuant to a qualified domestic relations order, divorce decree or separation agreement;

(vi)            the entry, by the undersigned, at any time after the Closing, of any any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that (a) such plan does not provide for, or permit, the sale of any Common Stock during the Lock-Up Period and (b)(x) no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period or (y) if any public announcement is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up Period;

(vii)            to satisfy any U.S. federal, state, or local income tax obligations;

(viii)            to Acquiror, including pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Acquirior or any of its subsidiaries or forefeiture of the undersigned’s Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock in connection with the termination of the undersigned’s service to the Acquiror or any of its subsidiaries;

(ix)            to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements, including “sell-to-cover” transactions, to satisfy tax obligations in connection with the vesting and/or settlement of equity awards under the Company’s equity incentive plans;

(x)            the exercise of any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(xi)            in the event of the Acquiror’s liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction which results in all of the shareholders of the Acquiror having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Acquiror’s completion of an initial Business Combination;

(xii)            in the case of an entity, by virtue of laws of the state of the entity’s organization and the entity’s organizational documents, upon dissolution of the entity;

(xiii)            with the Acquiror’s prior written consent;

(xiv)            to a nominee or custodian of any Person to which a Transfer would be permissible under any of the preceeding clauses; and

(xv)            to the extent required by any legal or regulatory order;

provided, however, that in the case of any Transfer pursuant to any of the foregoing clauses (i) through (v) or (xii), these permitted transferees must enter into a written joinder agreement substantially in the form of Exhibit B hereto, whereupon such transferee will be treated as a party (with the same rights and obligations as the transferor) for all purposes of this Agreement,with the Acquiror agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement.

Notwithstanding the foregoing, in no event shall the restrictions pursuant to this Section 2.1 apply to: (A) any shares of Common Stock or other securities convertible into or excisable or exchangeable for Common Stock acquired in open market transactions after the Closing Date, (B) any shares of the Common Stock or other securities acquired as part of the PIPE Investment or issued in exchange for, or on conversion of or exercise of, any securities issued as part of the PIPE Investment, or (C) any shares of common Stock or other securities acquired pursuant to the Backstop Agreement or issued in exchange for, on conversion of or execercise of, any securities issued pursuant to the Backstop Agreement, and no such shares of Common Stock or other securities referred to in the foregoing clauses (A), (B) and (C) shall constitute Lock-Up Shares (as defined below), provided that, for clause (A), no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period.

(c)            For purposes of this Section 2.1:

(i)            The term “First Early Release Event” means that the Trading Price is greater than or equal to $14.00; provided, that the First Early Release Event shall not occur no earlier than 180 days following the Closing.

(ii)            The term “Lock-up Period” means the period beginning on the Closing Date and ending on (A) if the undersigned is a Stockholder Party other than NKMax, then, with respect to the undersigned and its, his or her Permitted Transferees, the date that is 180 days after the Closing Date; and (B) if the undersigned is NKMax, then, with respect to the undersigned and its, his or her Permitted Transferees, (I) with respect to 50% of NKMax’s Lock-up Shares, the earlier of (x) the date that is 12 months after the Closing Date and (y) the occurrence of the First Early Release Event and (II) with respect to the remaining 50% of NKMax’s Lock-up Shares, the earlier of (x) the date that is 24 months after the Closing Date and (y) the occurrence of the Second Early Release Event. Notwithstanding the foregoing, in the event that a definitive agreement that contemplates an Acquiror Sale is entered into after the Closing Date, the Lock-up Period for any Lock-up Shares shall automatically terminate immediately prior to the consummation of such Acquiror Sale.

(iii)            The term “Lock-up Shares” means, with respect to any Stockholder Party and such Stockholder Party’s Permitted Transferees, (A) the shares of Common Stock held by such Person immediately following the Closing and (B) the shares of Common Stock issuable to such Person upon the settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the Closing in respect of awards of Common Stock.

(iv)            The term “NKMax” means NKMax Co., Ltd., a company organized and existing under the laws of the Republic of Korea.

(v)            The term “Permitted Transferees” means, prior to the expiration of the applicable Lock-up Period, any Person to whom such Stockholder Party or any other Permitted Transferee of such Stockholder Party is permitted to Transfer such shares of Common Stock pursuant to Section 2.1(b).

(vi)            The term “Second Early Release Event” means that the Trading Price is greater than or equal to $14.00; provided, that the Second Early Release Event shall not occur no earlier than 12 months following the Closing.

(vii)            The term “Trading Price” means the share price equal to the volume weighted average price of one share of Acquiror Common Stock as reported on NYSE (or any national security exchange on which the shares of the Acquiror Common Stock are then listed) for a period of at least 20 days (which days need not be consecutive) out of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of determination.

(viii)            The term “Transfer” means the (x) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any Owned Securities, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Owned Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y), in each case of clause (x) and (y), subject to Section 2.1(b), to the extent such shares of Common Stock, restricted stock units, stock options or other equity awards are issued or issuable pursuant to the terms of the Merger Agreement.

(d)            Each Stockholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-up Period so long as no Transfers of such Stockholder Party’s shares of Common Stock in contravention of this Section 2.1 are effected prior to the expiration of the applicable Lock-up Period.

(e)            Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with Acquiror’s transfer agent and registrar against the Transfer of any Lock-up Shares during the applicable Lock-Up Period except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s Lock-up Shares describing the foregoing restrictions, provided that such stop transfer instructions shall terminate immediately upon expiration of the Lock-up Period.

(f)            During the Lock-Up Period, each certificate or book-entry position evidencing any Locked-UpShares shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCKUP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(g)            For the avoidance of doubt, each Stockholder Party shall retain all of its rights as a stockholder of Acquiror with respect to the Lock-up Shares during the applicable Lock-up Period, including the right to vote any Lock-up Shares and any dividends declared on the Lock-up Shares.

ARTICLE III
GENERAL PROVISIONS

3.1            Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (provided that no “bounce back” or notice of non-delivery is received, including out of office notifications), addressed as follows:

If to Acquiror prior to the Closing, to:

Graf Acquisition Partners IV LLC
1790 Hughes Landing Blvd., Suite 400
The Woodlands, Texas, 77380
Attn:     James A. Graf and Anthony Kuznik
E-mail:   james@grafacq.com and tony@grafacq.com

and

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attn:     James Hu and Elliott Smith
E-mail:   james.hu@whitecase.com and elliott.smith@whitecase.com

If to Acquiror after the Closing, to:

NKGen Biotech, Inc.

3001 Daimler Street

Santa Ana, CA 92705

Attn: Paul Song

E-mail: info@nkgenbiotech.com

and

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121

Attn:   Rupa Briggs, Rama Padmanabhan, and Ken Rollins

E-mail: rbriggs@cooley.com, padmanabhan@cooley.com, and krollins@cooley.com

If to any Stockholder Party, to such address indicated on Acquiror’s records with respect to such Stockholder Party or to such other address or addresses as such Stockholder Party may from time to time designate in writing.

3.2            Amendment; Waiver. (a) The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by Acquiror and the Stockholder Parties holding a majority of the shares then held by the Stockholder Parties in the aggregate as to which this Agreement has not been terminated.

(b)            Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)            No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d)            Acquiror and any other party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to (i) in the case of a waiver by Acquiror, the applicable Stockholder Parties and (ii) in the case of a waiver by a Stockholder Party, Acquiror.

(e)            Notwithstanding anything to the contrary, any amendment, modification or waiver of any provision herein that would (i) adversely affect any Stockholder Party, or (ii) disproportionately affect any Stockholder Party as compared to any other Stockholder Party, in each case, will not bind any such Stockholder Party without such Stockholder Party’s prior written approval.

3.3            Further Assurances. The parties hereto will sign such further documents and do and perform and cause to be done such further acts and things reasonably necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

3.4            Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided that a Stockholder Party may assign this Agreement to a Permitted Transferee solely in connection with a Transfer permitted by this Agreement, subject to the receipt by Acquiror, in accordance with Section 2.1(b) of a duly executed joinder to this Agreement in the form of Exhibit B hereto by the Permitted Transferee. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 3.4 shall be null and void, ab initio.

3.5            Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto and their respective permitted successors and assigns, any right or remedies under or by reason of this Agreement, as a third party beneficiary or otherwise.

3.6            Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

3.7            Jurisdiction. Any claim, action, suit, assessment, arbitration or proceeding (an “Action”) based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3.7.

3.8            Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.8.

3.9            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.9 shall not be required to provide any bond or other security in connection with any such injunction.

3.10            Entire Agreement. Except as otherwise set forth herein, this Agreement constitutes the full and entire understanding and agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of Acquiror or any of the Stockholder Parties under any other agreement between any of the Stockholder Parties and Acquiror, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Stockholder Parties or Acquiror under this Agreement.

3.11            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.12            Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.13            Several Liability. The liability of any Stockholder Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Stockholder Party be liable for any other Stockholder Party’s breach of such other Stockholder Party’s representations, warranties or obligations under this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Lockup Agreement on the day and year first above written.

GRAF ACQUISITION CORP. IV

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

[STOCKHOLDER PARTY]

By:

[Signature Page to Lock-Up Agreement]

Exhibit A

COMPANY MANAGEMENT HOLDER

1.	Sangwoo Park

2.	Paul Song

3.	Yongman Kim

4.	Pierre Gagnon

[Exhibit A]

Exhibit B

FORM OF JOINDER TO LOCKUP AGREEMENT

[______], 2023

Reference is made to the Lockup Agreement, dated as of [•], 2023, by and among Graf Acquisition Corp. IV, a Delaware corporation (the “Acquiror”) and the other Stockholder Parties (as defined therein) who from time to time become a party thereto (as amended from time to time, the “Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lockup Agreement.

Each of Acquiror and each undersigned holder of shares of Acquiror (each, a “New Stockholder Party”) agrees that this Joinder to the Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Lockup Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Lockup Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

[Exhibit B]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title

GRAF ACQUISITION CORP. IV

By:
Name:
Title:

[Exhibit B]